UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2024, TransCode Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors, pursuant to which the Company agreed to sell and issue in a private placement (the “Private Placement”) an aggregate of (i) 5,710,000 shares (the “Shares”) of common stock of the Company (“Common Stock”), par value $0.0001 per share, (ii) 15,510,160 pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) (iii) 21,220,160 Series C Warrants to purchase shares of Common Stock (the “Series C Warrants”) and (iv) 21,220,160 Series D Warrants to purchase shares of Common Stock (the “Series D Warrants” and together with the Series C Warrants, the “Common Warrants”; the Common Warrants together with the Pre-Funded Warrants, the “Warrants”; the Warrants together with Shares, the “Purchased Securities”). Each Share or Pre-Funded Warrant, as applicable, was sold together with one Series C Warrant to purchase one share of Common Stock and one Series D Warrant to purchase one share of Common Stock. The price for each Share and accompanying Common Warrants was $0.377, and the price for each Pre-Funded Warrant and accompanying Common Warrants was $0.3769 (the “Offering Price”).

The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and expire when exercised in full. Each Series C Warrant has an initial exercise price per share of $0.475 and will be exercisable beginning on the date on which Stockholder Approval (as defined below) is received and deemed effective (the “Initial Exercise Date” or the “Stockholder Approval Date”). The Series C Warrants will expire on the five-year anniversary of the Initial Exercise Date. Additionally, the Series C Warrants provide for an adjustment to the exercise price and number of shares underlying such the Series C Warrants upon the Company’s issuance of common shares or common share equivalents at a price per share that is less than the exercise price of the Series C Warrants, subject to a floor price of $ 0.0754 (the “Floor Price”). The Series D Warrants have an initial exercise price per share of $0.475 and will be exercisable beginning on the Initial Exercise Date. The Series D Warrants will expire two and one-half years after the Initial Exercise Date. Under an alternate cashless exchange provision in the Series D Warrants, holders thereof have the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of common shares that would be issuable upon a cash exercise of the Series D Warrants and (ii) 3.0. In addition, on the 11th trading day following each of (i) the later of (A) the Stockholder Approval Date and (B) the Effective Date (as that term is defined in the Purchase Agreement) and (ii) each subsequent date that a Registration Statement (as that term is defined in the Purchase Agreement) is declared effective by the Securities and Exchange Commission, if any (each such trading day, a “Reset Date”), the Series C Warrants and the Series D Warrants contain a reset of the exercise price to a price equal to the lesser of (i) the then applicable exercise price and (ii) the greater of the Floor Price and the lowest volume weighted average price for the ten trading days immediately preceding the Reset Date. Upon such reset of the exercise price, the number of shares issuable under the Common Warrant shall be increased such that the aggregate exercise price of the Common Warrant shall remain unchanged following such reset.

The issuance of shares of Common Stock upon exercise of the Common Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). The Company intends to hold a shareholder meeting to obtain Stockholder Approval within 70 days following the closing of the Private Placement.

A holder of Purchased Securities will not have the right to exercise any portion of the Common Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The Private Placement closed on December 2, 2024.

In connection with the Private Placement, subsequent to the closing of the Private Placement until the later of Shareholder Approval or April 1, 2025, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or (ii) file any registration statement or amendment or supplement thereto, other than with respect to the registration statement filed in connection with the Private Placement. The Company also agreed that for the 12 month period following the date of the Purchase Agreement, the Company is not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Shares involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions.

The Benchmark Company LLC acted as the exclusive placement agent (the “Placement Agent”) for the Private Placement. Pursuant to an engagement agreement with the Placement Agent, the Company agreed to pay the Placement Agent in connection with the Private Placement a cash fee equal to $50,000. Additionally, the Company engaged A.G.P./Alliance Global Partners (“A.G.P.”) as Financial Advisor for which the Company agreed to pay A.G.P. (i) a cash fee for financial services rendered in connection with the Private Placement equal to 4.0% of the aggregate gross proceeds received in the Private Placement, less $50,000; (ii) up to $75,000 for fees and expenses, and (iii) a nonaccountable expense allowance of one percent of the gross proceeds. The aggregate gross proceeds for the Private Placement will be approximately $8 million, before deducting fees and expenses payable by the Company, excluding the proceeds, if any, from the exercise in cash of the Pre-Funded Warrants and Common Warrants. No assurance can be given that any of the Pre-Funded Warrants or the Common Warrants will be exercised. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission no later than 10 days after November 27, 2024, to register the resale of the Shares (including Shares issuable upon exercise of the Warrants) purchased pursuant to the Purchase Agreement.

The offer and sale of the securities pursuant to the Purchase Agreement have not been registered under the Securities Act or any state securities laws. The securities issued to the purchasers under the Purchase Agreement were offered and sold in reliance on an exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the purchasers, including that each purchaser is an “accredited investor”, as defined in Rule 501(a) promulgated under the Securities Act.

The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein or therein.

The foregoing summary of the terms of the Purchase Agreement, the Pre-Funded Warrants, the Series C Warrants, the Series D Warrants and the Registration Rights Agreement are subject to, and qualified in their entirety by, the full text of such agreement which forms are filed as Exhibits 10.1, 4.1, 4.2, 4.3, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 27, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Nasdaq Stockholders’ Equity Requirement

On August 15, 2024, the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Requirement”). Because the Company was under review for a prior delisting determination at the time it was notified about the non-compliance with the Minimum Stockholders’ Equity Requirement, the Company was not eligible to submit a plan to regain compliance with the Nasdaq staff. The Company timely requested a hearing before the Nasdaq hearing panel (the “Panel”) which took place on October 1, 2024. On November 4, 2024, the Company received the decision of the Panel granting it an extension until December 31, 2024, to regain compliance with the Minimum Stockholders’ Equity Requirement and other continued listing requirements.

As a result of the Private Placement, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above the $2.5 million requirement and has regained compliance with the Minimum Stockholders’ Equity Requirement. The Company is awaiting a compliance determination from Nasdaq. Until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s Common Stock on the Nasdaq Capital Market and the Company could be subject to delisting.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “believe,” “can,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan” “potential,” “predict,” “should,” “will,” “would,” or the negative of these terms and similar expressions intended to identify forward-looking statements. These forward-looking statements include statements related to the Company’s plans to file a registration statement to register the resale of the Purchased Securities sold in the Private Placement, the intended use of the proceeds, Nasdaq’s determination as to whether the Company has regained compliance with the Minimum Stockholders’ Equity Requirement. TransCode cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks related to prevailing market conditions, the impact of general economic, industry or political conditions in the United States, Nasdaq’s determination as to whether the Company has regained compliance with the Minimum Stockholders’ Equity Requirement and various other factors, and the continued listing of the Company’s common stock on the Nasdaq Capital Market. These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the SEC. A delisting from Nasdaq would materially and adversely affect the Company’s ability to raise capital and its financial condition and business. Forward-looking statements reflect the Company’s analysis only on their stated date, and TransCode undertakes no obligation to update or revise these statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Series C Warrant

4.3	Form of Series D Warrant

10.1	Form of Securities Purchase Agreement, dated November 26, 2024, by and among TransCode Therapeutics, Inc. and the purchasers party thereto

10.2	Form of Registration Rights Agreement, dated November 27, 2024, by and among TransCode Therapeutics, Inc. and the purchasers party thereto

99.1	Press Release, dated November 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCode Therapeutics, Inc.

Date: December 2, 2024	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Interim Chief Executive Officer; Chief Financial Officer